Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hyperion Therapeutics Inc. of our report dated June 12, 2014 relating to the financial statements of Andromeda Biotech Ltd., which appears in the Current Report on Form 8-K/A of Hyperion Therapeutics Inc. dated August 7, 2014.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
January 21, 2015	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il